For period ending December 31, 2009     Exhibit 77D

File number 811-6637       77Q1

UBS Global Equity Fund

At the September 3, 2009 Board meeting, the Board approved permitting the Fund to invest up to 10% of its total assets in equity participation notes and equity linked notes.

For period ending December 31, 2009     Exhibit 77D

File number 811-6637       77Q1

UBS International Equity Fund

At the September 3, 2009 Board meeting, the Board approved permitting the Fund to invest up to 10% of its total assets in equity participation notes and equity linked notes.

For period ending December 31, 2009     Exhibit 77D

File number 811-6637       77Q1

UBS Emerging Markets Equity Fund

At the September 3, 2009 Board meeting, the Board approved permitting the Fund to invest up to 10% of its total assets in equity participation notes and equity linked notes.

For period ending December 31, 2009     Exhibit 77D

File number 811-6637                  77Q1

UBS Global Allocation Fund

At the September 3, 2009 Board meeting, the Board approved permitting the Fund to invest up to 10% of its total assets in equity participation notes and equity linked notes.

For period ending December 31, 2009     Exhibit 77D

File number 811-6637                  77Q1

UBS Global Frontier Fund

At the September 3, 2009 Board meeting, the Board approved permitting the Fund to invest up to 10% of its total assets in equity participation notes and equity linked notes.

For period ending December 31, 2009     Exhibit 77Q1 (a)

File number 811-6637

UBS Dynamic Alpha Fund

At the September 3, 2009 Board meeting, the Board approved permitting the Fund to invest up to 10% of its total assets in equity participation notes and equity linked notes.